UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2018 (April 24, 2018)
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SERITAGE GROWTH PROPERTIES
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Fifth Avenue, Suite 1530 New York, New York	10110
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (212) 355-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 24, 2018, Seritage Growth Properties (the "Company") held its annual meeting of shareholders in New York, New York. The meeting was held to vote on the matters described below.

1.  Election of trustees. Edward S. Lampert and John T. McClain stood for re-election as Class III trustees of the Company for a term ending at the 2021 annual meeting of shareholders. Under the Company's bylaws, the election of trustees requires the vote of at least seventy-five percent of all the votes entitled to be cast. The votes on this matter (including the votes of both Class A common shares and Class B non-economic shares of the Company) were as follows:

Name	For	Against	Abstain	Broker Non-Vote
Edward S. Lampert	23,440,606	2,462,919	2,512,109	3,963,522
John T. McClain	23,919,206	1,982,801	2,513,627	3,963,522

Mr. Lampert and Mr. McClain received favorable votes from holders of over eighty percent of all of the shares that were voted on their election. Although Mr. Lampert and Mr. McClain received the vote of less than seventy-five percent of all the votes entitled to be cast, under the Company's Declaration of Trust and Maryland law, Mr. Lampert and Mr. McClain will continue as trustees of the Company until their successors are elected and qualified.

2.  Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2018. The shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2018. Ratification of the appointment of our independent registered public accounting firm required the affirmative vote of a majority of votes at the annual meeting. The votes on this matter (including the votes of both Class A common shares and Class B non-economic shares of the Company) were as follows:

For	Against	Abstain	Broker Non-Vote
29,794,090	139,861	2,445,205	--

3.  Approval of an advisory, non-binding, resolution to approve the Company's executive compensation program for the Company's named executive officers. The shareholders approved an advisory, non-binding, resolution to approve the Company's executive compensation program for the Company's named executive officers. Approval of this advisory, non-binding, resolution required the affirmative vote of a majority of votes at the annual meeting. The votes on this matter (including the votes of both Class A common shares and Class B non-economic shares of the Company) were as follows:

For	Against	Abstain	Broker Non-Vote
25,544,810	362,255	2,508,569	3,963,522

Item 8.01. Other Events.

On April 25, 2018, the Company announced that its Board of Trustees declared a cash dividend of $0.25 per Class A and Class C common share for the second quarter of 2018.  The common dividend will be paid on July 12, 2018 to Class A and Class C shareholders of record on June 29, 2018.

The Company also announced that its Board of Trustees declared a cash dividend of $0.4375 per share of its 7.00% Series A Cumulative Redeemable Preferred Shares.  The preferred dividend will be paid on July 16, 2018 to holders of record on June 29, 2018.

A copy of the press release issued by the Company on April 25, 2018 is filed herewith as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of Seritage Growth Properties, dated April 25, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
	Name:	Matthew Fernand
	Title:	Executive Vice President, General Counsel & Secretary

Date: April 26, 2018